AMENDED AND RESTATED PROMISSORY NOTE


$3,500,000                                                 March __, 1997
                                                     New Kent County, Virginia

         FOR VALUE RECEIVED, the undersigned, Colonial Downs, L.P., a Virginia limited partnership ("Maker"), promises to pay, without offset, to the order of CD Entertainment Ltd., an Ohio limited liability company doing business in Virginia as CD Entertainment, Ltd. L.L.C., or its affiliate as may be designated in writing (collectively, "Noteholder"), at 1231 Main Avenue, Cleveland, Ohio 44113, or at such other place as Noteholder may designate in writing the principal sum of Three Million Five Hundred Thousand Dollars ($3,500,000) (or that portion of it advanced by Noteholder), together with interest on the indebtedness evidenced by this Note as hereinafter provided. Three Million ($3,000,000) of the indebtedness evidence hereby was advanced by the Noteholder to the Maker by Promissory Note, dated July 14, 1996, which this Note amends and restates in its entirety.

1. Interest, Fees and Payment

         (a) The outstanding principal indebtedness as evidenced by the Note shall accrue interest from the date hereof or from the date of advance, as the case may be, until paid in full at a variable rate per annum equal to the rate of interest charged under that certain Credit Agreement dated as of July 26, 1995 (the "Credit Agreement") by and between First Bank National Association and the "Borrower" thereunder. Currently, said interest rate is Libor plus 2%. Interest rate changes will be effective for interest computation purposes as and when the interest rate changes under the Credit Agreement. Interest accrued on the Note shall be due and payable on the 1st day of each month commencing with the month following the date of advance and until the Maturity Date (as hereinafter defined).

         (b) Both the principal and interest hereof shall be payable in lawful money of the United States of America and immediately available funds to the Noteholder at the address of Noteholder as set forth below. The principal of this Note and all accrued but unpaid interest thereof shall be due and payable in full upon the closing of a $10,000,000.00 construction loan from PNC Bank, National Association, or Diversified Opportunities Group Ltd., to Colonial Downs Holdings, Inc. (such date being referred to as the "Maturity Date").

         (c) In addition to the payment of interest and principal due hereunder, Maker shall also pay to the Noteholder any and all fees, costs and expenses incurred by the Noteholder under the Credit Agreement by virtue of making the loan evidenced by this Note. Noteholder shall provide Maker with a monthly statement indicating the amount of any interest then due and payable together with a summary of any such fees, costs and expenses.

2. Prepayment; Default

         (a) Maker shall have the right from time to time to prepay all or any portion of the unpaid principal hereof prior to demand, without premium of penalty, by paying the principal amounts of such prepayment and any interest thereon accrued to the date of such prepayment.

         (b) If default by the Maker in the payment of the indebtedness evidenced hereby when and as the same shall become due and payable shall occur, the unpaid principal and accrued interest thereon shall after the time of such default and until paid in full bear interest at the rate of 18% per annum.

3. Miscellaneous

         (a) No delay or omission by the Noteholder in exercising any rights or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right or power shall not preclude any other or further exercise thereof or the exercise of any other right or power. No waiver shall be valid unless in writing, signed by the Noteholder, and then only to the extent specifically set forth in such writing. All remedies hereunder or by law afforded shall be cumulative and shall be available to the Noteholder until the indebtedness evidenced hereby shall be paid in full.

         (b) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telex or telecopier (with receipt confirmed), or (in the case of domestic communications) mailed by registered or certified mail, postage prepaid or sent by overnight courier, as follows:

                  (i)  If to the Noteholder:

                           At the most recent address
                           provided in writing by
                           the Noteholder to the Maker

                  (ii) If to the Maker:

                           Colonial Downs, L.P.
                           5700 Telegraph Road
                           Toledo, Ohio 43612

         (c) This Note may be assigned by the Noteholder to an entity owned or controlled by the Noteholder or Jeffrey P. Jacobs or an affiliate of either. Except as set forth above, this Note may not be assigned by either party without the prior written consent of the other party.

         (d) This Note shall be governed by and construed under the laws of the Commonwealth of Virginia.

                                    COLONIAL DOWNS, L.P.

                                    By: Stansley Racing Corp.,
                                             general partner

                                    By: _____________________